                                 EXHIBIT 7



     A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                                 EXHIBIT 7

Legal Title of Bank:     The First National Bank of Chicago  Call Date: 09/30/98  ST-BK: 17-1630 FFIEC 031
Address:                 One First National Plaza, Ste 0460                                      Page RC-1
City, State  Zip:        Chicago, IL  60670
FDIC Certificate No.:    0/3/6/1/8
                         ---------

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR SEPTEMBER 30, 1998

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                                DOLLAR AMOUNTS
                                                                                 IN THOUSANDS
                                                                            -----------------------
                                                                            RCFD    BIL   MIL  THOU    C400
                                                                            ----    ---------------    ----
ASSETS
1.   Cash and balances due from depository institutions                     RCFD
     (from Schedule RC-A):                                                  ----
     a. Noninterest-bearing balances and currency and coin(1)...........    0081        4,898,646       1.a
     b. Interest-bearing balances(2)....................................    0071        4,612,143       1.b
2.   Securities
     a. Held-to-maturity securities (from Schedule RC-B, column A)......    1754                0       2.a
     b. Available-for-sale securities (from Schedule RC-B, column D)....    1773        9,817,318       2.b
3.   Federal funds sold and securities purchased under agreements
       to resell........................................................    1350        6,071,229       3.
                                                                            RCFD
4.   Loans and lease financing receivables:                                 ----
     a. Loans and leases, net of unearned income (from Schedule RC-C)...    2122       26,327,215       4.a
     b. LESS: Allowance for loan and lease losses.......................    3123          412,850       4.b
     c. LESS: Allocated transfer risk reserve...........................    3128                0       4.c
                                                                            RCFD
     d. Loans and leases, net of unearned income, allowance, and reserve    ----
        (item 4.a minus 4.b and 4.c)....................................    2125       25,914,365       4.d
5.   Trading assets (from Schedule RD-D)................................    3545        6,924,064       5.
6.   Premises and fixed assets (including capitalized leases)...........    2145          731,747       6.
7.   Other real estate owned (from Schedule RC-M).......................    2150            6,424       7.
8.   Investments in unconsolidated subsidiaries and associated
       companies (from Schedule RC-M)...................................    2130          153,385       8.
9.   Customers' liability to this bank on acceptances outstanding.......    2155          352,324       9.
10.  Intangible assets (from Schedule RC-M).............................    2143          295,823      10.
11.  Other assets (from Schedule RC-F)..................................    2160        2,193,803      11.
12.  Total assets (sum of items 1 through 11)...........................    2170       61,971,271      12.

------------------
(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

Legal Title of Bank:     The First National Bank of Chicago  Call Date: 09/30/98  ST-BK: 17-1630 FFIEC 031
Address:                 One First National Plaza, Ste 0460                                      Page RC-2
City, State  Zip:        Chicago, IL  60670
FDIC Certificate No.:    0/3/6/1/8
                         ---------

SCHEDULE RC-CONTINUED

                                                                                DOLLAR AMOUNTS
                                                                                 IN THOUSANDS
                                                                            -----------------------
                                                                            RCFD    BIL   MIL  THOU    C400
                                                                            ----    ---------------    ----
LIABILITIES
13.  Deposits:                                                              RCON
     a. In domestic offices (sum of totals of columns A and C               ----
        from Schedule RC-E, part 1)....................................     2200       20,965,124      13.a
        (1) Noninterest-bearing(1).....................................     6631        9,191,662      13.a1
        (2) Interest-bearing...........................................     6636       11,773,462      13.a2
                                                                            RCFN
     b. In foreign offices, Edge and Agreement subsidiaries,                ----
        and IBFs (from Schedule RC-E, part II).........................     2200       15,912,956      13.b
        (1) Noninterest bearing........................................     6631          475,182      13.b1
        (2) Interest-bearing...........................................     6636       15,437,774      13.b2
14.  Federal funds purchased and securities sold under agreements
       to repurchase:..................................................     2800        4,245,925      14
15.  a. Demand notes issued to the U.S. Treasury.......................     2840          359,381      15.a
     b. Trading Liabilities(from Sechedule RC-D).......................     3548        5,614,049      15.b
                                                                            RCFD
16.  Other borrowed money:                                                  ----
     a. With original maturity of one year or less.....................     2332        4,603,402      16.a
     b. With original  maturity of more than one year..................     A547          328,001      16.b
     c. With original maturity of more than three years ...............     A548          324,984      16.c
17.  Not applicable
18.  Bank's liability on acceptance executed and outstanding...........     2920          352,324      18.
19.  Subordinated notes and debentures.................................     3200        2,400,000      19.
20.  Other liabilities (from Schedule RC-G)............................     2930        1,833,935      20.
21.  Total liabilities (sum of items 13 through 20)....................     2948       56,940,081      21.
22.  Not applicable
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus.....................     3838                0      23.
24.  Common stock......................................................     3230          200,858      24.
25.  Surplus (exclude all surplus related to preferred stock)..........     3839        3,192,857      25.
26.  a. Undivided profits and capital reserves.........................     3632        1,614,511      26.a
     b. Net unrealized holding gains (losses) on
        available-for-sale securities..................................     8434           27,815      26.b
27.  Cumulative foreign currency translation adjustments...............     3284           (4,851)     27.
28.  Total equity capital (sum of items 23 through 27).................     3210        5,031,190      28.
29.  Total liabilities, limited-life preferred stock, and
     equity capital (sum of items 21, 22, and 28)......................     3300       61,971,271      29.

Memorandum
To be reported only with the March Report of Condition.

1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work
   performed for the bank by independent external auditors as of any                                Number
   date during 1996....................................................     RCFD 6724.....[ N/A ]    M.1.



1 =   Independent audit of the bank conducted in accordance           4 =   Directors' examination of the bank performed by other
      with generally accepted auditing standards by a                       external auditors (may be required by state chartering
      certified public accounting firm which submits a report               authority)
      on the bank                                                     5 =   Review of the bank's financial statements by external
2 =   Independent audit of the bank's parent holding company                auditors
      conducted in accordance with generally accepted                 6 =   Compilation of the bank's financial statements by
      auditing standards by a certified public accounting                   external auditors
      firm which submits a report on the consolidated holding         7 =   Other audit procedures (excluding tax preparation
      company (but not on the bank separately)                              work)
3 =   Directors' examination of the bank conducted in                 8 =   No external audit work
      accordance with generally accepted auditing standards
      by a certified public accounting firm (may be required
      by state chartering authority)

-------------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.